UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2022

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended March 31, 2022, of $4,125,000, an increase of $594,000, or 16.8%, from the same period the prior year.  Earnings per share for the first quarter of 2022 was $.87, compared to $.74 for the first quarter of 2021.  Return on average assets and return on average equity were 1.34% and 11.78%, respectively, for the first quarter of 2022, versus 1.20% and 10.47%, respectively, for the same period the prior year.

“OVBC has had a successful quarter, and we intend to build on this momentum,” said Chairman and CEO Tom Wiseman.  “At Ohio Valley Bank, we recently demonstrated this by expanding operating hours and announcing that contactless OVB credit cards are arriving in May.  Loan Central has completed another season of tax advance loans and is helping the members of its communities prepare for summer expenses.  At Race Day Mortgage, we are pushing out of the starting gate as we have now realized full staffing and are lending in more states with more lead generation partners.  All these plans stem from a dedication to enhance the communities we serve.  I cannot think of a better way to honor the bank’s 150th anniversary year.”

For the first quarter of 2022, net interest income decreased $58,000 from the first quarter of 2021.  For the three months ended March 31, 2022, average earning assets increased $61 million from the same period the prior year.  The increase was due to average securities and average balances maintained at the Federal Reserve, which increased $69 million and $11 million, respectively, from the first quarter of last year in relation to higher average deposit balances.  Partially offsetting the growth in these areas was the $18 million decrease in average loan balances.  The decrease in average loans was related to SBA Paycheck Protection Program (PPP) loans.  As of March 31, 2022, all PPP loans have been paid off.  As a result, the average balance of PPP loans decreased $27 million and the corresponding interest and fees on PPP loans decreased $352,000 for the first quarter of 2022, as compared to the same period last year.  The earnings contribution from the higher balance of earning assets was offset by a decrease in the net interest margin.  For the quarter ended March 31, 2022, the net interest margin was 3.51%, compared to 3.73% for the same period the prior year.  The decrease was attributable to the higher relative balances maintained in securities and the Federal Reserve, which generally yield less than loans.

For the three months ended March 31, 2022, the provision for loan loss expense was negative $1,126,000, a decrease of $1,074,000 from the first quarter of 2021.  The negative provision for loan loss expense for the first quarter of 2022 was primarily related to lower general reserves in association with improved economic risk factors and a decrease in loan balances since December 31, 2021, which was partly offset by quarterly net charge-offs of $88,000.  The decrease in general reserves was related to lower criticized and classified loans and the partial release of the COVID reserve for the pandemic environment.  Based on positive asset quality trends and low net charge offs, management released $645,000 of the COVID economic risk factor.  We will monitor the pandemic environment and asset quality trends moving forward to determine the appropriate level of the COVID economic risk factor, which totaled $1,936,000 at March 31, 2022.  The allowance for loan losses was .65% of total loans at March 31, 2022, compared to .78% at December 31, 2021 and .83% at March 31, 2021.

For the first quarter of 2022, noninterest income totaled $3,720,000, an increase of $381,000 from the first quarter of 2021.  The increase was related to a $153,000 increase in service charges on deposit accounts, an $85,000 increase in interchange income on debit and credit card transactions, and a $56,000 increase in mortgage banking income in relation to our new mortgage company, Race Day Mortgage.

Noninterest expense totaled $9,788,000 for the first quarter of 2022, an increase of $601,000, or 6.5%, from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, increased $300,000, or 5.7%, from the first quarter of 2021.  The increase was primarily related to staffing Race Day Mortgage and to annual merit increases.  Further contributing to higher noninterest expense was data processing.  For the three months ended March 31, 2022, data processing expense increased $97,000 from the same period last year due to higher credit and debit card transaction volume.  Also contributing to higher noninterest expense for the first quarter of 2022 was a $59,000 increase in professional fees and a $54,000 increase in software expense, as compared to the same period last year.

The Company’s total assets at March 31, 2022 were $1.258 billion, an increase of $8 million from December 31, 2021.  The increase in assets was related to a $12 million increase in both securities and balances maintained at the Federal Reserve, which was partially offset by a $20 million decrease in loans.  The decrease in loans was largely related to the payoff of a limited number of large commercial loans.  At March 31, 2022, total deposits increased $15 million and shareholders’ equity decreased $5 million from year end 2021.  The decrease in shareholders’ equity was related to recording the fair value adjustment for securities classified as available-for-sale.  Based on the increase in market rates during the first quarter of 2022, the fair value of securities decreased $8 million on an after-tax basis.

Ohio Valley Banc Corp. common stock is traded on The NASDAQ Global Market under the symbol OVBC.  The Company owns The Ohio Valley Bank Company, with 16 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the novel coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; (iii) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (iv) competitive pressures;  (v) fluctuations in interest rates; (vi) the level of defaults and prepayment on loans made by the Company; (vii) unanticipated litigation, claims, or assessments; (viii) fluctuations in the cost of obtaining funds to make loans; (ix) regulatory changes; and (x) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended
	March 31,
	2022	2021
PER SHARE DATA
Earnings per share	$0.87	$0.74
Dividends per share	$0.21	$0.21
Book value per share	$28.63	$28.77
Dividend payout ratio (a)	24.20%	28.47%
Weighted average shares outstanding	4,761,072	4,787,446

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$154	$188
Dividends reinvested under
dividend reinvestment plan (c)	$515	$425

PERFORMANCE RATIOS
Return on average equity	11.78%	10.47%
Return on average assets	1.34%	1.20%
Net interest margin (d)	3.51%	3.73%
Efficiency ratio (e)	70.81%	68.03%
Average earning assets (in 000's)	$1,167,366	$1,105,984

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended
(in $000's)	March 31,
	2022	2021
Interest income:
Interest and fees on loans	$9,798	$10,565
Interest and dividends on securities	805	533
Interest on interest-bearing deposits with banks	54	28
Total interest income	10,657	11,126
Interest expense:
Deposits	519	883
Borrowings	148	195
Total interest expense	667	1,078
Net interest income	9,990	10,048
Provision for loan losses	(1,126)	(52)
Noninterest income:
Service charges on deposit accounts	558	405
Trust fees	81	72
Income from bank owned life insurance and
annuity assets	274	248
Mortgage banking income	235	179
Electronic refund check/deposit fees	540	540
Debit / credit card interchange income	1,135	1,050
Gain on other real estate owned	7	1
Tax preparation fees	688	694
Other	202	150
Total noninterest income	3,720	3,339
Noninterest expense:
Salaries and employee benefits	5,570	5,270
Occupancy	478	467
Furniture and equipment	266	296
Professional fees	489	430
Marketing expense	229	268
FDIC insurance	82	79
Data processing	672	575
Software	503	449
Foreclosed assets	1	14
Amortization of intangibles	10	13
Other	1,488	1,326
Total noninterest expense	9,788	9,187
Income before income taxes	5,048	4,252
Income taxes	923	721
NET INCOME	$4,125	$3,531

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	March 31,	December 31
	2022	2021
ASSETS
Cash and noninterest-bearing deposits with banks	$14,604	$14,111
Interest-bearing deposits with banks	149,120	137,923
Total cash and cash equivalents	163,724	152,034
Certificates of deposit in financial institutions	2,124	2,329
Securities available for sale	189,605	177,000
Securities held to maturity (estimated fair value: 2022 - $9,677; 2021 - $10,450)	10,071	10,294
Restricted investments in bank stocks	7,265	7,265
Total loans	811,646	831,191
Less: Allowance for loan losses	(5,268)	(6,483)
Net loans	806,378	824,708
Premises and equipment, net	20,560	20,730
Premises and equipment held for sale, net	435	438
Other real estate owned, net	15	15
Accrued interest receivable	2,811	2,695
Goodwill	7,319	7,319
Other intangible assets, net	54	64
Bank owned life insurance and annuity assets	37,555	37,281
Operating lease right-of-use asset, net	1,155	1,195
Other assets	9,105	6,402
Total assets	$1,258,176	$1,249,769

LIABILITIES
Noninterest-bearing deposits	$345,653	$353,578
Interest-bearing deposits	728,765	706,330
Total deposits	1,074,418	1,059,908
Other borrowed funds	18,929	19,614
Subordinated debentures	8,500	8,500
Operating lease liability	1,155	1,195
Other liabilities	18,563	19,196
Total liabilities	1,121,565	1,108,413

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
2022 - 5,465,707 shares issued; 2021 - 5,447,185 shares issued)	5,465	5,447
Additional paid-in capital	51,722	51,165
Retained earnings	103,829	100,702
Accumulated other comprehensive income	(7,739)	708
Treasury stock, at cost (693,933 shares)	(16,666)	(16,666)
Total shareholders' equity	136,611	141,356
Total liabilities and shareholders' equity	$1,258,176	$1,249,769

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	April 27, 2022	By:	/s/Thomas E. Wiseman
Thomas E. Wiseman Chief Executive Officer